Exhibit 99.1

                              PATHMARK STORES, INC.
                                200 MILIK STREET
                           CARTERET, NEW JERSEY 07008


FOR IMMEDIATE RELEASE                                 CONTACT:  HARVEY M. GUTMAN
                                                                  (732) 499-4327

             PATHMARK ANNOUNCES FIRST QUARTER OF FISCAL 2005 RESULTS

--------------------------------------------------------------------------------



Carteret, New Jersey, June 2, 2005 - Pathmark Stores, Inc. (Nasdaq: PTMK) today reported unaudited results for its first quarter ended April 30, 2005.

Sales for the first quarter of fiscal 2005 were $1,002.5 million, an increase of 1.3% from $990.1 million in the prior year's first quarter. Same-store sales increased 0.1% in the first quarter. The Company reported a net loss of $2.1 million, or $0.07 per diluted share, in the first quarter of fiscal 2005 compared to a net loss of $1.8 million, or $0.06 per diluted share, in the prior year's first quarter.

The results for the first quarter of fiscal 2005 included pretax expenses of $0.9 million, or $0.02 per diluted share, related to the Company's review of strategic alternatives, which was announced in December, 2004. Excluding this item, the net loss in the first quarter of fiscal 2005 would have been $1.6 million, or $0.05 per diluted share. The results for the first quarter of fiscal 2004 included a $1.2 million pre-tax gain from the sale of real estate, or $0.02 per diluted share. Excluding this item, the net loss in the first quarter of fiscal 2004 would have been $2.5 million, or $0.08 per diluted share.

Eileen Scott, Chief Executive Officer said, "We are encouraged by improved sales in the quarter relative to our prior run rate. We also saw an improvement in gross profit, which was offset by costs related to higher oil prices. Looking forward, we remain focused on driving sales and profitability through effective marketing programs and controlling costs through expense reduction initiatives."

FIFO EBITDA, which the Company defines as earnings (loss) before interest, taxes, depreciation and amortization and the LIFO charge was $34.6 million in the first quarter of fiscal 2005, compared to $35.0 million in the prior year's first quarter. Excluding the aforementioned expenses of $0.9 million related to strategic alternatives in the first quarter of 2005 and the gain of $1.2 million from the sale of real estate in the first quarter of fiscal 2004, FIFO EBITDA would have been $35.5 million in the first quarter of fiscal 2005 and $33.8 million in the first quarter of fiscal 2004.

The Company is presenting FIFO EBITDA and each of FIFO EBITDA and net loss, excluding the items identified above, in order to allow investors to compare more fully Pathmark's performance in the first quarter of fiscal 2005 with its performance in the first quarter of fiscal 2004. None of these measures is calculated in accordance with generally accepted accounting principles. See the notes to the tables attached to this release for more information regarding FIFO EBITDA.

Cash capital investments in the first quarter of fiscal 2005 were $6.7 million. During the first quarter of fiscal 2005, the Company renovated one store and closed one store. During the remainder of fiscal 2005, the Company plans to open two new stores, close one store and complete seven store renovations.

The Company also noted that a Special Meeting of its Stockholders to vote on the previously announced proposed sale of common stock to certain investment funds affiliated with The Yucaipa Companies LLC is scheduled for June 9, 2005. The transaction is expected to close shortly thereafter.

Pathmark will conduct a conference call at 2:00 p.m. Eastern Daylight Time (EDT) today. The call may be


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accessed via a simultaneous webcast by visiting www.calleci.com. A replay of the call will be available for 14 days, beginning one hour after the completion of the call at 1-877-519-4471, Pass Code 6099391. This press release and other financial and statistical information to be presented on the conference call will be accessible on the web by going to www.pathmark.com, `Investor
Relations', then clicking on `Press Releases'.

Pathmark Stores, Inc. is a regional supermarket currently operating 142 supermarkets primarily in the New York - New Jersey and Philadelphia metropolitan areas.

Except for historical information contained herein, the matters discussed in this release and the accompanying discussions on the earnings conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating costs, earnings estimates, FIFO EBITDA, sales and capital expenditures and are indicated by words or phrases such as "anticipates", "believes", "expects", "forecasts", "guidance", "intends", "may", "plans", "projects", "will" and similar words and phrases. By their nature, such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management's assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. The Company expressly disclaims any current intention to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally and in the Company's operating areas, the competitive environment in which the Company operates and other risks detailed from time to time in the Company's reports and filings available from the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.



                                (Tables Attached)




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


                                     Table A
                              Pathmark Stores, Inc.
                          Operating Results (Unaudited)
                      (in millions, except per share data)
                      Consolidated Statements of Operations


                                                                                               13 Weeks Ended
                                                                                    -------------------------------------
                                                                                       April 30,              May 1,
                                                                                          2005                  2004
                                                                                    ----------------     ----------------
Sales...............................................................................$   1,002.5          $      990.1

Cost of goods sold..................................................................     (717.5)               (710.7)
                                                                                    ----------------     ----------------

Gross profit........................................................................      285.0                 279.4

Selling, general and administrative expenses........................................     (250.9)               (244.6)

Depreciation and amortization.......................................................      (22.2)                (21.5)
                                                                                    ----------------     ----------------

Operating earnings..................................................................       11.9                  13.3

Interest expense....................................................................      (16.3)                (16.5)
                                                                                    ----------------     ----------------

Loss before income taxes............................................................       (4.4)                 (3.2)

Income tax benefit (a)..............................................................        2.3                   1.4
                                                                                    ----------------     ----------------

Net loss............................................................................$      (2.1)         $       (1.8)
                                                                                    ================     ================

Weighted average number of shares outstanding- basic and diluted....................       30.1                  30.1
                                                                                    ================     ================

Net loss per share - basic and diluted..............................................$    (0.07)          $      (0.06)
                                                                                    ================     ================



                       Supplemental Operating Results Data


                                                                                               13 Weeks Ended
                                                                                    -------------------------------------
                                                                                       April 30,              May 1,
                                                                                          2005                 2004
                                                                                    ----------------     ----------------
FIFO EBITDA (b).....................................................................$      34.6          $       35.0
                                                                                    ================     ================
Cash capital expenditures, including technology.....................................$       6.7          $       22.1

Capital lease expenditures, including technology....................................          --                   8.8

Acquisition of Community Supermarket Corporation....................................          --                   4.5
                                                                                    ----------------     ----------------
Total capital investment, including technology......................................$       6.7          $       35.4
                                                                                    ================     ================
Gross profit (% of sales)...........................................................       28.4%                 28.2%
                                                                                    ================     ================
LIFO charge (% of sales) ...........................................................        0.1%                 --   %
                                                                                    ================     ================
Selling, general and administrative expenses (% of sales)...........................       25.0%                 24.7%
                                                                                    ================     ================
FIFO EBITDA (% of sales)............................................................        3.5%                  3.5%
                                                                                    ================     ================
Net loss (% of sales)...............................................................       (0.2)%                (0.2)%
                                                                                    ================     ================


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                                     Table B
                              Pathmark Stores, Inc.
                     Consolidated Balance Sheets (Unaudited)
                                  (in millions)


                                                                                      April 30,          January 29,
                                                                                        2005                 2005
                                                                                     ------------        -------------
ASSETS
Current assets

   Cash..........................................................................    $      44.3         $       42.6

   Accounts receivable, net......................................................           18.9                 19.9

   Merchandise inventories.......................................................          193.8                182.2

   Due from suppliers............................................................           65.6                 74.7

   Other current assets..........................................................           29.3                 21.4
                                                                                     ------------        -------------
      Total current assets.......................................................          351.9                340.8

Property and equipment, net......................................................          560.6                575.0

Goodwill.........................................................................          144.7                144.7

Other noncurrent assets..........................................................          196.8                192.9
                                                                                     ------------        -------------
Total assets.....................................................................    $   1,254.0         $    1,253.4
                                                                                     ============        =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

   Accounts payable..............................................................    $     120.9         $      102.1

   Current maturities of debt....................................................           34.1                 36.6

   Current portion of lease obligations..........................................           15.2                 15.1

   Accrued expenses and other current liabilities................................          156.4                160.3
                                                                                     ------------        -------------
      Total current liabilities..................................................          326.6                314.1

Long-term debt...................................................................          444.7                444.6

Long-term lease obligations......................................................          174.8                178.3

Deferred income taxes............................................................           69.1                 72.0

Other noncurrent liabilities.....................................................          175.7                179.2
                                                                                     ------------        -------------
Total liabilities................................................................        1,190.9              1,188.2

Stockholders' equity.............................................................           63.1                 65.2
                                                                                     ------------        -------------
Total liabilities and stockholders' equity.......................................    $   1,254.0         $    1,253.4
                                                                                     ============        =============



                                 Capitalization


                                                                                      April 30,          January 29,
                                                                                        2005                 2005
                                                                                     ------------        -------------
Debt.............................................................................    $     478.8         $      481.2

Capital lease obligations........................................................          190.0                193.4
                                                                                     ------------        -------------
Total debt and capital lease obligations.........................................          668.8                674.6

Stockholders' equity.............................................................           63.1                 65.2
                                                                                     ------------        -------------

Total capitalization.............................................................    $     731.9         $      739.8
                                                                                      ===========          ===========



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                                     Table C
                              Pathmark Stores, Inc.
              Reconciliation of GAAP Net Loss to Proforma Net Loss
                                   (Unaudited)
                      (in millions, except per share data)


                                                                       13 Weeks Ended
                                  ----------------------------------------------------------------------------------
                                                April 30, 2005                              May 1, 2004
                                  -------------------------------------------    -----------------------------------
                                                                     Per                                    Per
                                                     Net           diluted                    Net of      diluted
                                    Pre-tax        of tax           share          Pre-tax     tax         share
                                  -------------  ------------    ------------    ----------- ---------  ------------
Net loss, as reported............    $ (4.4)        $ (2.1)         $ (0.07)       $  (3.2)   $ (1.8)    $  (0.06)
Strategic alternative expenses...       0.9            0.5             0.02              -         -            -
Gain on sale of real estate......         -              -                -           (1.2)     (0.7)       (0.02)
                                  -------------  ------------    ------------    ----------- ---------  ------------
Net loss, proforma...........        $ (3.5)        $ (1.6)         $ (0.05)       $  (4.4)    $(2.5)    $  (0.08)
                                  =============  ============    ============    =========== =========  ============




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                              Pathmark Stores, Inc.
                          Notes to Financial Statements



a) The income tax benefit was $2.3 million in the first quarter of fiscal 2005 compared to $1.4 million in the first quarter of fiscal 2004 and was based on an effective tax rate of 52.3% in the first quarter of fiscal 2005 compared to 43.5% in the first quarter of fiscal 2004. The higher effective tax rate in the first quarter of fiscal 2005 is primarily due to the work opportunity tax credit ("WOTC"), which increased the tax benefit. The effective tax rate in the first quarter of fiscal 2004 did not include the WOTC due its expiration on December 31, 2003; the WOTC was reinstated in September 2004, retroactive to the beginning of 2004.

b) FIFO EBITDA represents earnings (loss) before interest, taxes, depreciation and amortization and the LIFO charge. We believe that our investors find FIFO EBITDA to be a useful analytical tool for measuring our performance and for comparing our performance with the performance of other companies having different capital structures. In addition, FIFO EBITDA, before proforma adjustments, is consistent with the targets utilized in our incentive compensation program. FIFO EBITDA, before proforma adjustments, is a non-GAAP measure and should not be considered in isolation from, and is not intended to represent an alternative measure of, operating earnings or of cash flows from operating activities, as determined in accordance with GAAP. Our measurement of FIFO EBITDA, before proforma adjustments, as presented below (in millions), may not be comparable to similarly titled measures reported by other companies:


                                                                                13 Weeks Ended
                                                                       ---------------------------------

                                                                          April 30,          May 1,
                                                                            2005              2004
                                                                       ---------------   ---------------
      Net loss.........................................................$      (2.1)      $      (1.8)

      Adjustments to calculate FIFO EBITDA:

         Interest expense..............................................       16.3              16.5

         Income tax benefit............................................       (2.3)             (1.4)

         Depreciation and amortization.................................       22.2              21.5

         LIFO charge...................................................        0.5               0.2
                                                                       ---------------   ---------------

      FIFO EBITDA......................................................       34.6              35.0

      Proforma adjustments:

         Strategic alternative expenses................................        0.9                --

         Gain on sale of real estate...................................         --              (1.2)
                                                                       ---------------   ---------------

      FIFO EBITDA, before proforma adjustments.........................$      35.5       $      33.8

                                                                       ===============   ===============



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